CONSENT OF COUNSEL



     The undersigned hereby consents to the use of our name and the statement with respect to us appearing under the heading "Experts" in Amendment No. 3 to the Registration Statement on Form S-3 of Trimeris, Inc.




/s/ PENNIE & EDMONDS LLP

PENNIE & EDMONDS LLP

New York, New York
May 26, 1999